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Exhibit 3.15

CERTIFICATE OF FORMATION
OF
GDX LLC

        This Certificate of Formation is being executed for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

        The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

        1.    Name.    The name of the limited liability company is GDX LLC (the "Company").

        2.    Registered Office and Registered Agent.    The Company's registered office in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation.

GENCORP INC., as Sole Member and Authorized Person
By:	/s/ ROBERT A. ANDERSON
	Name:	Robert A. Anderson
	Title:	Vice President and Deputy General General Counsel; Assistant Secretary

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  Exhibit 3.15
CERTIFICATE OF FORMATION OF GDX LLC